Exhibit 4(f)(3)

SECOND SUPPLEMENTAL INDENTURE

This SECOND SUPPLEMENTAL INDENTURE, dated as of March 13, 2002 (this “Supplemental Indenture”), between NorthWestern Corporation, a Delaware corporation (the “Company”), and JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as trustee (the “Trustee”), under the Indenture, dated as of November 1, 1998, between the Company and the Trustee, as previously supplemented by a first supplemental indenture, dated as of November 1, 1998, between the Company and the Trustee (collectively, the “Indenture”).

WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment and issuance of two new series of notes to be known as the 7-7/8% Notes due 2007 and the 8-3/4% Notes due 2012 (collectively, the “Initial Notes”) and to provide for the issuance of one or more additional series of Exchange Notes (as defined herein) or Private Exchange Notes (as defined herein) for issue only in a Registered Exchange Offer (as defined herein) or Private Exchange (as defined herein), respectively, pursuant to a Registration Rights Agreement (as defined herein) for a like principal amount of Initial Notes, the form and substance of such Initial Notes and Exchange Notes or Private Exchange Notes and the terms, provisions and conditions thereof to be as set forth in the Indenture and this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms (and to make the Notes (as defined herein), when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company) have been performed by the Company, and the execution and delivery of this Supplemental Indenture has been duly authorized by the Company in all respects;

NOW, THEREFORE, in consideration of the purchase and acceptance of the Initial Notes and Exchange Notes or Private Exchange Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Initial Notes and Exchange Notes or Private Exchange Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE I
DEFINITIONS

1.1           Definition of Terms.

Unless the context otherwise requires:

(a)           a term not defined herein that is defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b)           a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c)           the singular includes the plural and vice versa;

(d)           a reference to a Section or Article is to a Section or Article of this Supplemental Indenture, unless otherwise noted;

(e)           headings are for convenience of reference only and do not affect interpretation;

(f)            the following terms have the meanings given to them in this Section 1.1(f) for purposes of this Supplemental Indenture only:

“Additional Notes” means additional 7-7/8% Notes due 2007 and additional 8-3/4% Notes due 2012 issued from time to time after the Issue Date under the terms of this Supplemental Indenture (other than pursuant to Section 304, 305, 306 and 1107 of the Indenture and other than Exchange Notes or Private Exchange Notes issued pursuant to an exchange offer for other Notes outstanding under this Supplemental Indenture), which shall be the same series as the Initial Notes.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15. (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the remaining term of the Notes being redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, in each case calculated on the third Business Day preceding the Redemption Date, plus 0.40% for the Notes.

“Comparable Treasury Issue” means, with respect to any Redemption Date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the Redemption Date to the maturity date of the Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, if clause (ii) of the definition of Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Net Tangible Assets” shall be determined in accordance with generally accepted accounting principles existing on the date hereof and as of a date not more than 90 days prior to the happening of the event for which such determination is being made, such date to be selected by the Company.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Exchange Notes” means the 7-7/8% Notes due 2007 and the 8-3/4% Notes due 2012 issued pursuant to this Supplemental Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement or otherwise issued in exchange for Additional Notes.

 “Initial Notes” means up to $250,000,000 aggregate principal amount of 7-7/8% Notes due 2007, and up to $470,000,000 aggregate principal amount of 8-3/4% Notes due 2012, issued on the Issue Date.

“Initial Purchasers” means, with respect to the Initial Notes issued on the Issue Date, the entities identified as initial purchasers on Schedule A to the Purchase Agreement.

“Issue Date” means March 13, 2002.

“Make-Whole Amount” means the sum, as determined by the Quotation Agent, of the present values of the principal amount of the Notes to be redeemed, together with scheduled payments of interest (exclusive of interest to the Redemption Date) from the Redemption Date to the maturity date of the Notes being redeemed, in each case discounted to the Redemption Date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate, plus accrued interest on the principal amount of the Notes being redeemed to the Redemption Date.

 “Notes” means the Initial Notes, the Exchange Notes, the Private Exchange Notes and any Additional Notes so designated by the Company.

“Private Exchange” means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by such Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes, or any similar offer with respect to Additional Notes.

“Private Exchange Notes” means the 7-7/8% Notes due 2007 and the 8-3/4% Notes due 2012, issued pursuant to this Supplemental Indenture in connection with a Private Exchange pursuant to the Registration Rights Agreement or otherwise issued in exchange for Additional Notes.

“Purchase Agreement” means, with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement, dated as of March 8, 2002, among the Company and the Initial Purchasers.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Quotation Agent” means a primary U.S. Government securities dealer selected by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act, or any similar offer with respect to Additional Notes.

“Registration Rights Agreement” means with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement, dated as of March 8, 2002, among the Company and the Initial Purchasers for the benefit of the Initial Purchasers and the Holders of the Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto, and shall initially be the Trustee.

“Shelf Registration Statement” means the registration statement, if any, filed by the Company in connection with the offer and sale of Initial Notes or Private Exchange Notes pursuant to the Registration Rights Agreement.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend set forth in Section 2.6(b) hereof.

“Utility Assets” means any and all property of the Company and/or any of its subsidiaries, real, personal and mixed and wherever situated, in any case used or to be used, or useful, in or in connection with the generation, production, transmission or distribution of electric energy or gas in any form and for any purpose (whether or not such use is the sole use of such property), including, without limitation, all property subject to the mortgages (whether or not such property is excepted from such mortgages) of and referenced in (i) the Indenture, dated August 1, 1940, from the Company (f/k/a NorthWestern Public Service Company) to JPMorgan Chase Bank (as successor to The Chase Manhattan Bank (National Association), successor by merger to The Chase National Bank of the City of New York), as trustee, and C.J. Heinzelmann, successor to Carl E. Buckley, as individual trustee, as the same may be amended or supplemented (ii) the General Mortgage Indenture and Deed of Trust, dated as of August 1, 1993, from the Company (f/k/a NorthWestern Public Service Company) to JPMorgan Chase Bank (as successor to The Chase Manhattan Bank (National Association)), as the same may be amended or supplemented and (iii) the Mortgage and Deed of Trust, dated as of October 1, 1945, from The Montana Power, L.L.C. (as successor to The Montana Power Company) to Guaranty Trust Company of New York and Arthur E. Burke, trustees, as the same may be amended or supplemented.

1.2           Other Definitions

Term	Defined in Section
“Agent Members”	2.4(b)
“Global Note”	2.4(a)
“Regulation S”	2.4(a)
“Restricted Global Note”	2.4(a)
“Rule 144A”	2.4(a)

ARTICLE II
TERMS AND CONDITIONS OF THE NOTES

2.1           Designation and Principal Amount.

There is hereby authorized under this Indenture two series of Initial Notes designated (i) “7-7/8% Notes due 2007,” limited in aggregate principal amount on the Issue Date to $250,000,000 and (ii) the “8-3/4% Notes due 2012,” limited in aggregate principal amount on the Issue Date to $470,000,000.  In addition, there is hereby authorized under this Indenture such additional series of Exchange Notes or Private Exchange Notes as may be issued only in a Registered Exchange Offer or Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes, or as may otherwise be issued for Additional Notes, as applicable.  The aggregate principal amount of each series may be increased as provided in Section 2.3

2.2           Maturity.

The Stated Maturity for the Initial Notes will be as follow:

Notes	Maturity
7-7/8% Notes due 2007	March 15, 2007

8-3/4% Notes due 2012	March 15, 2012

The Stated Maturity for the Exchange Notes or Private Exchange Notes will be as follows:

Notes	Maturity
7-7/8% Notes due 2007	March 15, 2007

8-3/4% Notes due 2012	March 15, 2012

2.3           Issuance of Additional Notes.

The Company shall be entitled to issue Additional Notes under this Supplemental Indenture which shall have identical terms as the Initial Notes (including, without limitation, the same CUSIP number), other than with respect to the date of issuance and issue price, and which shall be the same series as the Notes of such series having the same Stated Maturity as such Additional Notes.  The Initial Notes of any given series issued on the Issue Date and all Exchange Notes or Private Exchange Notes with the same Stated Maturity as such series of Initial Notes issued in exchange therefor, together with any Additional Notes of the same series as such Initial Notes, shall be treated as a single class for all purposes under the Indenture.

With respect to any Additional Notes, the Company shall set forth in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee along with a Company Order for authentication and delivery of such Additional Notes, the following information:

(1)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture; and

(2)           the issue price, the issue date and the CUSIP number, ISIN number and Common Code number, if any, of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended, and no Additional Notes may be issued if an Event of Default has occurred and is continuing with respect to any series of Notes.

2.4           (a)  Form and Dating.

Initial Notes offered and sold to a QIB in reliance on Rule 144A under the Securities Act (“Rule 144A”) or in reliance on Regulation S under the Securities Act (“Regulation S”), in each case as provided in the Purchase Agreement or any similar agreement with respect to Additional Notes shall be issued initially in the form of one or more permanent global Notes, substantially in the form as set forth in Exhibit 1 hereto, in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian (or with such other Securities Custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  Initial Notes offered and sold to an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall receive physical delivery of certificated Notes.  Exchange Notes shall be issued in global form substantially in the form as set forth in Exhibit 2 attached hereto (with the global securities legend set forth in Exhibit 1 hereto).  Private Exchange Notes shall be issued in global form substantially in the form as set forth in Exhibit 2 attached hereto (with the global securities legend and the restricted securities legend set forth in Exhibit 1 hereto).  Initial Notes offered and sold to a QIB in reliance on Rule 144A or in reliance on Regulation S are sometimes referred to in this Supplemental Indenture as “Restricted Global Notes.”  Exchange Notes issued in global form and Restricted Global Notes are sometimes referred to in this Supplemental Indenture as “Global Notes.”  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)           Book-Entry Provisions.  This Section 2.4(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.4(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository or the nominee of the Depository and (b) shall be delivered by the Trustee to the Depository or pursuant to the Depository’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Supplemental Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the Securities Custodian or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c)           Certificated Notes.  Except as provided in this Section 2.4, Section 2.6 or Section 2.7, owners of beneficial interests in Restricted Global Notes shall not be entitled to receive physical delivery of certificated Notes.

2.5           Authentication.

The Trustee shall authenticate and deliver: (i) on the Issue Date, an aggregate principal amount of up to $250,000,000 of 7-7/8% Notes due 2007 and an aggregate principal amount of up to $470,000,000 of 8-3/4% Notes due 2012 and (ii) from time to time upon a Company Order as provided in Section 303 of the Indenture, Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes of having the same Stated Maturity as such Exchange Notes or Private Exchange Notes, as the case may be, and Additional Notes.

2.6           Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.   (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.  A transferor of a beneficial interest in a Global Note shall deliver to the Security Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note.  The Security Registrar shall, in accordance with such written order, instruct the Depository to credit to the account of the Person specified in such written order a beneficial interest in the Global Note and to debit from the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii)      Notwithstanding any other provision of this Supplemental Indenture (other than the provisions set forth in Section 2.7), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iii)     In the event that a Restricted Global Note is exchanged for Notes in certificated registered form pursuant to Section 2.7 prior to the registration of such Notes under the Securities Act, such Restricted Global Note may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.6 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(b)           Legend.

(i)       Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing a Transfer Restricted Note shall bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF NORTHWESTERN THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)      Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Restricted Global Note) pursuant to Rule 144, the Security Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Security Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii)     After a transfer of any Initial Notes or Private Exchange Notes pursuant to and during the period of the effectiveness of a registration statement under the Securities Act with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Notes or such Private Exchange Notes with respect to such Notes transferred will cease to apply and Initial Notes or Private Exchange Notes in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon written directions to transfer such Holder’s interest in the Global Note.

(iv)     Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, Exchange Notes in global form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

(v)      Upon the consummation of a Private Exchange with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Private Exchange Notes in global form with the global securities legend and the Restricted Notes Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

(c)           Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for certificated Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Securities Custodian with respect to such Global Note.

(d)           Obligations with Respect to Transfers and Exchanges of Notes.

(i)       To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Notes and Global Notes at the Security Registrar’s request.

(ii)      No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 1107 of the Indenture).

(iii)     The Security Registrar shall not be required to register the transfer of or exchange of any Note during a period of 15 Business Days immediately preceding the date notice is given of redemption, all in accordance with Section 305 of the Indenture.

(iv)     Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(v)      All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(e)           No Obligation of the Trustee.

(i)       The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, Agent Member or other Person with respect to the accuracy of the records of the Depository or its nominee or of any Agent Member, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Agent Members and any beneficial owners.

(ii)      The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture.

2.7           Certificated Notes.

(a)           A Restricted Global Note deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.4 shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with this Section 2.7 and the other conditions set forth in Section 305 of the Indenture.

(b)           Any Restricted Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee at its Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Restricted Global Note, an equal aggregate principal amount of certificated Notes of authorized denominations.  Any portion of a Restricted Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct.  Any certificated Initial Note or Private Exchange Note delivered in exchange for an interest in the Restricted Global Note shall, except as otherwise provided by Section 2.6(b), bear the restricted securities legend set forth in Exhibit 1 hereto.

(c)           Subject to the provisions of Section 2.7(b), the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)           In the event of the occurrence the events specified in Section 305 of the Indenture, the Company shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

(e)           Notwithstanding the foregoing, except as otherwise specified in Section 301 of the Indenture, any Global Note shall be exchangeable pursuant to this Section 2.7 or Sections 304, 306, 906 or 1107 of the Indenture for Notes registered in the name of, and a transfer of a Global Note of any series may be registered to, any Person other than the Depository for such Global Note or its nominee only if:

(i)       such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor Depository is not appointed by the Company within 90 days;

(ii)      the Company executes and delivers to the Trustee a Company Order that such Global Note shall be so exchangeable and the transfer thereof so registrable; or

(iii)     there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, would constitute an Event of Default with respect to the Notes of such series and the Depository so requests.

Upon the occurrence in respect of any Global Note of any series of any one or more of the conditions specified in clauses (i), (ii) or (iii) of the preceding sentence or such other conditions as may be specified as contemplated by Section 301 of the Indenture for such series, then without unnecessary delay, but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Notes of that series in aggregate principal amount equal to the principal amount of such Global Note, executed by the Company.

2.8           Defeasance.

The Notes shall be subject to defeasance as set forth in Article 14 of the Indenture.

2.9           Covenants.

Holders of the Notes shall have the benefit of the additional restrictive covenants set forth in Article 3 of this Supplemental Indenture.

2.10         Optional Redemption.

The Company may redeem all or part of the Notes at any time at its option at a Redemption Price equal to the greater of (i) the principal amount of the Notes being redeemed plus accrued interest to the Redemption Date or (ii) the Make-Whole Amount for the Notes of the series being redeemed as more fully provided in the Indenture.

If the Company is redeeming less than all the Notes at any time, the Trustee will select Notes to be redeemed by lot or using a method it considers fair and appropriate.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed in accordance with Section 106 of the Indenture.  Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000.  The Company will not know the exact Redemption Price until three Business Days before the Redemption Date.  Therefore, the notice of redemption will only describe how the Redemption Price will be calculated.  If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such Redemption Date interest will cease to accrue on such Notes (or such portions thereof) called for redemption.

ARTICLE III
COVENANTS APPLICABLE TO THE NOTES

For the sole benefit of the holders of the Notes, the Company agrees:

3.1           Limitation on Liens.

(a)           So long as any Notes remain outstanding, the Company will not, nor will it permit any Subsidiary to, issue, assume or guarantee (collectively, “create”) any Debt secured by any mortgage, security interest, pledge, lien or other encumbrance (collectively, a “mortgage”) upon any property owned by the Company, or any such Subsidiary, except Debt issued by the Company to any Subsidiary or Debt issued by any Subsidiary to the Company or any other Subsidiary (whether such property or Debt is now owned or hereafter acquired), without in any such case effectively securing, prior to or concurrently with the creation of any such Debt, the Notes for so long as such Debt is so secured (together with, if the Company shall so determine, any other Debt of or guaranteed by the Company or such Subsidiary ranking equally with the Notes and then existing or thereafter created) equally andratably with, or prior to, such Debt, unless the total amount of all Debt of the Company and its Subsidiaries secured by a mortgage (other than Debt secured by mortgages permitted by clauses (i) through (xi) below) would not exceed at any time outstanding the greater of (I) the difference between (A) 10% of the Consolidated Net Tangible Assets of the Company and its Subsidiaries minus (B) the amount, if any, of Debt outstanding pursuant to clause (x) below which is secured by any Utility Assets and (II) $300.0 million; provided, that the foregoing restrictions shall not apply to or prevent the creation or existence of:

(i)       mortgages on any property or asset acquired, constructed or improved by the Company or any of the Subsidiaries before or after the date of this Supplemental Indenture, and any improvements thereon, accessions thereto or other property acquired or constructed for use in connection therewith or related thereto, which are created or assumed prior to or contemporaneously with, or within one year after, such acquisition or completion of such construction or improvement to secure or provide for the payment of all or any part of the purchase price of such property or asset or the cost of such construction or improvement incurred after the date of this Supplemental Indenture, plus any costs, expenses, interest and fees incurred in relation thereto or a guarantee given in respect thereof, or, in addition to mortgages contemplated by clauses (ii) and (iii) below, mortgages on any property existing at the time of acquisition thereof; provided, that the mortgages shall not apply to any other property theretofore owned by the Company or any such Subsidiary other than, in the case of any such construction or improvement, (1) unimproved real property on which the property so constructed or the improvement is located (2) other property (or improvements thereon) which is an improvement to or is acquired or constructed for use in connection therewith or related thereto, (3) any right and interest under any agreement or other documents relating to the property being so constructed or improved or such other property and (4) the stock of any Subsidiary created or maintained for the primary purpose of owning the property so constructed or improved;

(ii)      existing mortgages on any property or indebtedness of a Person or other entity which is merged with or into, or consolidated with the Company or a Subsidiary;

(iii)     mortgages on any property or indebtedness of a Person or other entity existing at the time such Person or other entity becomes a Subsidiary;

(iv)     mortgages to secure Debt of a Subsidiary to the Company or to another Subsidiary;

(v)      mortgages in favor of the United States of America, any State, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price of the cost of constructing or improving the property subject to such mortgages, including, without limitation, mortgages to secure Debt of the pollution control or industrial revenue bond type;

(vi)     mortgages to secure Debt of the Company or any Subsidiary maturing within 12 months from the issuance thereof and incurred in the ordinary course of business;

(vii)    mortgages on any property (including, without limitation, any natural gas, oil or other mineral property) to secure all or part of the cost of exploration, drilling or development thereof, or to secure Debt incurred to provide funds for any such purpose;

(viii)   mortgages existing on the date of this Supplemental Indenture;

(ix)     mortgages to secure Debt of the Company or a Subsidiary incurred in connection with a specifically identifiable project where the mortgage relates and is confined to a property or properties (including, without limitation, shares or other rights of ownership in entities that own such property or project) involved in such project and acquired by the Company or a Subsidiary after the date of the original issuance of the Initial Notes and the recourse of the creditors in respect of such Debt is limited to any or all of such project and property (including as aforesaid);

(x)      mortgages secured by any Utility Assets; and

(xi)     mortgages for the purposes of extending, renewing or replacing in whole or in part Debt secured by any mortgage permitted by this Section 3.1(a), provided, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property or Debt which secured the mortgage so extended, renewed or replaced.

(b)           If at any time the Company or any Subsidiary shall issue, assume or guarantee any Debt secured by any mortgage and if subsection (a) of this Section 3.1 requires that the Notes be secured equally and ratably with such Debt, the Company will promptly deliver to the Trustee an Officer’s Certificate stating that, and an Opinion of Counsel to the effect that, the covenant of the Company contained in subsection (a) of this Section has been complied with.

ARTICLE IV
EXPENSES

4.1           Payment of Expenses.

In connection with the offering, sale and issuance of the Notes, the Company will pay for all costs and expenses relating to the offering, sale and issuance of the Notes, including compensation to the Initial Purchasers payable pursuant to the Purchase Agreement and compensation of the Trustee under the Indenture.

ARTICLE V
MISCELLANEOUS

5.1           Ratification of Indenture.

The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

5.2           Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5.3           Governing Law.

This Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State, without giving effect to any contrary conflict of laws or choice of law provisions of the law of the State of New York or any other jurisdiction.

5.4           Severability.

In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

5.5           Counterparts.

This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and their respective corporate seals to he hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

NORTHWESTERN CORPORATION

		By:	/s/ Kipp D. Orme
Name: Kipp D. Orme
Title: Vice President & Chief Financial Officer

Attest:
/s/ Eric R. Jacobsen
Name: Eric R. Jacobsen
Title:	Senior Vice President, General Counsel,
Chief Legal Officer & Assistant Corporate Secretary

JPMORGAN CHASE BANK,
as Trustee

		By:	/s/ James Neaney
Name: James D. Neaney
Title: Vice President

Attest:
/s/ R. J. Halleran
Name: R. J. Halleran
Title: Assistant Vice President

EXHIBIT 1

to

SUPPLEMENTAL INDENTURE

[FORM OF FACE OF INITIAL NOTE]

[Global Securities Legend]

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO NORTHWESTERN CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF NORTHWESTERN THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE

TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.	$

CUSIP No.:

ISN No.:

Common Code No.:

_____ % Notes due March 15, 20__

NORTHWESTERN CORPORATION, a Delaware corporation, promises to pay to CEDE & Co., or registered assigns, the principal sum of ___________________ ________________ Dollars on March 15, 20__.

Interest Payment Dates:  March 15 and September 15.

Record Dates:  March 1 and September 1.

.

Additional provisions of this Note are set forth on the reverse side of this Note.

Dated: _______ __, 20__

NORTHWESTERN CORPORATION

By:
Name:
Title:

Attest:

By:
Name:

Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

Dated:  _______ __, 20__

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMorgan Chase Bank, as successor to the
Chase Manhattan Bank, as Trustee

By:
Authorized Officer

[FORM OF REVERSE SIDE OF INITIAL NOTE]

____% Notes due March 15, 20__

ARTICLE VIInterest.

NORTHWESTERN CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note as provided in the Registration Rights Agreement at a rate of 0.25% per annum (“Additional Interest Rate”) from and including the date on which any such Registration Default shall occur but excluding the date on which all Registration Defaults have been cured for the first 90-day period immediately following the occurrence of such Registration Default.  The Additional Interest Rate shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum Additional Interest Rate of 1.0% per annum.  The Company will pay interest semi-annually on March 15 and September 15 of each year, commencing ________ __, 20__.  Interest on the Notes will accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from ______ __, 20__, or such other date on which the Notes are originally issued.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal and premium at the above rate and will pay interest on overdue installments of interest at such rate to the extent lawful at the rate borne by the Notes.

ARTICLE VIIMethod of Payment.

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company.  The Company will make all payments in respect of a certificated Note (including principal, premium, if any, and interest) at the Company’s option by (i) mailing a check to the registered address of each Holder thereof or (ii) by wire transfer to a Dollar account maintained by the payee with a bank in the United States.

ARTICLE VIIIPaying Agent and Security Registrar.

Initially, the Trustee will act as Paying Agent and Security Registrar.  The Company may appoint and change any Paying Agent or Security Registrar without notice.  The Company may act as Paying Agent or Security Registrar.

ARTICLE IXIndenture.

The Company issued the Notes pursuant to a Second Supplemental Indenture, dated as of March 13, 2002, which supplements an Indenture and a First Supplemental Indenture, each dated as of November 1, 1998, (collectively, the “Indenture”), between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of those terms.

The Notes are senior unsecured obligations of the Company.  The Initial Notes issued on the Issue Date and all Exchange Notes or Private Exchange Notes with the same Stated Maturity as such series of Initial Notes issued in exchange therefor, together with any Additional Notes of the same series as such Initial Notes, will be treated as a single class for all purposes under the Indenture.  The Indenture contains a covenant that limits the ability of the Company and its Subsidiaries to incur secured Debt unless the total amount of all the secured Debt would not exceed at any time outstanding the greater of (i) the difference between (a) 10% of Consolidated Net Tangible Assets of the Company and its Subsidiaries minus (b) the amount, if any, of Debt outstanding which is secured by any Utility Assets and (ii) $300,000,000.  This covenant is subject to important exceptions and qualifications as more fully provided in the Indenture.

ARTICLE XOptional Redemption.

The Company may redeem all or part of the Notes at any time at its option at a Redemption Price equal to the greater of (i) the principal amount of the Notes being redeemed plus accrued interest to the Redemption Date or (ii) the Make-Whole Amount for the Notes of the series being redeemed as more fully provided for in the Indenture.

ARTICLE XINotice of Redemption.

If the Company is redeeming less than all the Notes at any time, the Trustee will select Notes to be redeemed by lot or using a method it considers fair and appropriate.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed in accordance with Section 106 of the Indenture.  Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000.  The Company will not know the exact Redemption Price until three Business Days before the Redemption Date.  Therefore, the notice of redemption will only describe how the Redemption Price will be calculated.  If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such Redemption Date interest will cease to accrue on such Notes (or such portions thereof) called for redemption.

ARTICLE XIIAdditional Notes.

The Company may, without the consent of the Holders of Notes, create and issue Additional Notes of any series ranking equally with the Notes of that series in all respects, including having the same CUSIP number, so that such Additional Notes shall be consolidated and form a single series with the Notes of that series and shall have the same terms as to status, redemption or otherwise as the Notes of that series.  No Additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

ARTICLE XIIIDenominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  Holders of Notes may transfer or exchange Notes in accordance with the Indenture.  The Security Registrar may require a Holder of a Note, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Security Registrar need not register the transfer of or exchange any Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

ARTICLE XIVPersons Deemed Owners.

The registered Holder of this Note may be treated as the sole owner of such Note for all purposes.

ARTICLE XVUnclaimed Money.

Subject to applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or Paying Agent for payment.

ARTICLE XVISatisfaction and Discharge.

Under the Indenture, the Company can terminate its obligations with respect to the Notes not previously delivered to the Trustee for cancellation when those Notes have become due and payable or will become due and payable at their Stated

Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving notice of redemption.  The Company may terminate its obligations with respect to the Notes by depositing with the Trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the Notes.  In that case, the Indenture will cease to be of further effect and the Company’s obligations will be satisfied and discharged with respect to the Notes (except as to the Company’s obligations to pay all other amounts due under the Indenture and to provide certain Officers’ Certificates and Opinions of Counsel to the Trustee).  At the expense of the Company, the Trustee will execute proper instruments acknowledging the satisfaction and discharge.

ARTICLE XVIIAmendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes; and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of a Note, the Company and the Trustee shall be entitled to amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained in the Indenture and in the Notes; or (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such Series) or to surrender any right or power conferred upon the Company in the Indenture; or (iii) to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are being included solely for the benefit of such Series); or (iv) to change or eliminate any of the provisions of the Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or (v) to secure the Securities; or (vi) to establish the form of securities of any series as permitted by Sections 201 and 301 of the Indenture; or (vii) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee pursuant to the requirements of Section 610(b) of the Indenture; or (viii) to close the Indenture with respect to the authentication and delivery of additional series of Securities, to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture; provided such action shall not adversely affect the interests of the holders of all securities of any series in any material respect.

ARTICLE XVIIIDefaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding such notice is in the interest of the Holders of Notes.

ARTICLE XIXTrustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

ARTICLE XXNo Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder of a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

ARTICLE XXIAuthentication.

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Note.

ARTICLE XXIIAbbreviations.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

ARTICLE XXIIICUSIP, ISIN and Common Code Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders of Notes.  To the extent such numbers have been issued, the Company has caused ISN and Common Code numbers to be similarly printed on the Notes and has similarly instructed the Trustee.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ARTICLE XXIVHolders’ Compliance with Registration Rights Agreement.

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

ARTICLE XXVGoverning Law.

This Security shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to contrary conflict of laws or choice of laws provisions of the State of New York or any other jurisdiction.

The Company will furnish to any Holder of a Note upon written request and without charge to such Holder of a Note a copy of the Indenture.  Requests may be made to:

NorthWestern Corporation

125 S. Dakota Avenue, Suite 1100

Sioux Falls, South Dakota  57104

Attention:  Secretary

ASSIGNMENT FORM

To assign this Note, complete the fo rm below:

I or we assign and transfer this Note to:

[Print or type assignee’s name, address and zip code]

[Insert assignee’s soc. sec. or tax I.D. No. ]

and irrevocably appoint __________________ agent to transfer this Note on the books of NorthWestern Corporation.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the face of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by NorthWestern Corporation or any Affiliate of  NorthWestern Corporation, the undersigned confirms that such Notes are being transferred in accordance with its terms.

CHECK ONE BOX BELOW

(1)           ☐            to NorthWestern Corporation; or

(2)           ☐            pursuant to an effective registration statement under the Securities Act of 1933; or

(3)           ☐            inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities

Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)           ☐            outside the United States in an offshore transaction within the meaning of Regulation S under the

 Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933; or

(5)           ☐            pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as NorthWestern Corporation or the Trustee has reasonably required to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represented and warrants that it is purchasing this Note for its own account or any account with respect to which it exercises sole investment discretion and that is and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the determined not to request such information and that is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

DB Draft of March 6, 2002

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

EXHIBIT 2

to

SUPPLEMENTAL INDENTURE

[FORM OF FACE OF EXCHANGE NOTE

OR PRIVATE EXCHANGE NOTE]

*/**/

*/[If the Note is to be issued in global form add the Global Notes Legend from Exhibit 1 to the Supplemental Indenture and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL NOTES] — SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE”.]

**/[If the Note is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to the Supplemental Indenture and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]

No.			$
CUSIP	No.:
ISN	No.:
Common Code		No.:

___% Notes due March 15, 20__

NORTHWESTERN CORPORATION, a Delaware corporation, promises to pay to CEDE & Co., or registered assigns, the principal sum of _____________________________________ Dollars on March 15, 20___.

Interest Payment Dates:  March 15 and September 15.

Record Dates:  March 1 and September 1.

Additional provisions of this Note are set forth on the reverse side of this Note.

Dated: _______ __, 200_

NORTHWESTERN CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

Dated: _____ __, 20__

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMorgan Chase Bank, as successor to the Chase Manhattan Bank, as Trustee

By:
Authorized Officer

[FORM OF REVERSE SIDE OF EXCHANGE NOTE OR PRIVATE

EXCHANGE NOTE]

_____% Notes due March 15, 20___

1.             Interest.

NORTHWESTERN CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  The Company will pay interest semi-annually on March 15 and September 15 of each year, commencing ________ __, 20__.  Interest on the Notes will accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from _______ __, 20__, or such other date on which the Notes are originally issued.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal and premium at the above rate and will pay interest on overdue installments of interest at such rate to the extent lawful at the rate borne by the Notes.

ARTICLE XXVIMethod of Payment.

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company.  The Company will make all payments in respect of a certificated Note (including principal, premium, if any, and interest) at the Company’s option by (i) mailing a check to the registered address of each Holder thereof or (ii) by wire transfer to a Dollar account maintained by the payee with a bank in the United States.

ARTICLE XXVIIPaying Agent and Security Registrar.

Initially, the Trustee will act as Paying Agent and Security Registrar.  The Company may appoint and change any Paying Agent or Security Registrar without notice.  The Company may act as Paying Agent or Security Registrar.

ARTICLE XXVIIIIndenture.

The Company issued the Notes pursuant to a Second Supplemental Indenture, dated as of March 13, 2002, which supplements an Indenture and a First

Supplemental Indenture, each dated as of November 1, 1998, (collectively, the “Indenture”), between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of those terms.

The Notes are senior unsecured obligations of the Company.  The Initial Notes issued on the Issue Date and all Exchange Notes or Private Exchange Notes with the same Stated Maturity as such series of Initial Notes issued in exchange therefor, together with any Additional Notes of the same series as such Initial Notes, will be treated as a single class for all purposes under the Indenture.  The Indenture contains a covenant that limits the ability of the Company and its Subsidiaries to incur secured Debt unless the total amount of all the secured Debt would not exceed at any time outstanding the greater of (i) the difference between (a) 10% of Consolidated Net Tangible Assets of the Company and its Subsidiaries minus (b) the amount, if any, of Debt outstanding which is secured by any Utility Assets and (ii) $300,000,000.  This covenant is subject to important exceptions and qualifications as more fully provided in the Indenture.

ARTICLE XXIXOptional Redemption.

The Company may redeem all or part of the Notes at any time at its option at a Redemption Price equal to the greater of (i) the principal amount of the Notes being redeemed plus accrued interest to the Redemption Date or (ii) the Make-Whole Amount for the Notes of the series being redeemed as more fully provided for in the Indenture.

ARTICLE XXXNotice of Redemption.

If the Company is redeeming less than all the Notes at any time, the Trustee will select Notes to be redeemed by lot or using a method it considers fair and appropriate.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed in accordance with Section 106 of the Indenture.  Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000.  The Company will not know the exact Redemption Price until three Business Days before the Redemption Date.  Therefore, the notice of redemption will only describe how the Redemption Price will be calculated.  If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such Redemption Date interest will cease to accrue on such Notes (or such portions thereof) called for redemption.

ARTICLE XXXIAdditional Notes.

The Company may, without the consent of the Holders of Notes, create and issue Additional Notes of any series ranking equally with the Notes of that series in all respects, including having the same CUSIP number, so that such Additional Notes shall be consolidated and form a single series with the Notes of that series and shall have the same terms as to status, redemption or otherwise as the Notes of that series.  No Additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

ARTICLE XXXIIDenominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  Holders of Notes may transfer or exchange Notes in accordance with the Indenture.  The Security Registrar may require a Holder of a Note, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Security Registrar need not register the transfer of or exchange any Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

ARTICLE XXXIIIPersons Deemed Owners.

The registered Holder of this Note may be treated as the sole owner of such Note for all purposes.

ARTICLE XXXIVUnclaimed Money.

Subject to applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or Paying Agent for payment.

ARTICLE XXXVSatisfaction and Discharge.

Under the Indenture, the Company can terminate its obligations with respect to the Notes not previously delivered to the Trustee for cancellation when those Notes have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving notice of redemption.  The Company may terminate its obligations with respect to the Notes by depositing with the Trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the Notes.  In that case, the Indenture will cease to be of further effect and the Company’s obligations will be satisfied and discharged with respect to the Notes (except as to the Company’s obligations to pay all other amounts due under the Indenture and to provide certain Officers’ Certificates and Opinions of Counsel to the Trustee).  At the expense of the Company, the Trustee will execute proper instruments acknowledging the satisfaction and discharge.

ARTICLE XXXVIAmendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes; and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of a Note, the Company and the Trustee shall be entitled to amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained in the Indenture and in the Notes; or (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such Series) or to surrender any right or power conferred upon the Company in the Indenture; or (iii) to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are being included solely for the benefit of such Series); or (iv) to change or eliminate any of the provisions of the Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or (v) to secure the Securities; or (vi) to establish the form of securities of any series as permitted by Sections 201 and 301 of the Indenture; or (vii) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee pursuant to the requirements of Section 610(b) of the Indenture; or (viii) to close the Indenture with respect to the authentication and delivery of additional series of Securities, to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture; provided such action shall not adversely affect the interests of the holders of all securities of any series in any material respect.

ARTICLE XXXVIIDefaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of

Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding such notice is in the interest of the Holders of Notes.

ARTICLE XXXVIIITrustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

ARTICLE XXXIXNo Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder of a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

ARTICLE XLAuthentication.

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Note.

ARTICLE XLIAbbreviations.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

ARTICLE XLIICUSIP, ISIN and Common Code Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders of Notes.  To the extent such numbers have been issued, the Company has caused ISN and Common Code numbers to be similarly printed on the Notes and has similarly instructed the Trustee.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ARTICLE XLIIIHolders’ Compliance with Registration Rights Agreement.

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

ARTICLE XLIVGoverning Law.

This Security shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to contrary conflict of laws or choice of laws provisions of the State of New York or any other jurisdiction.

The Company will furnish to any Holder of a Note upon written request and without charge to such Holder of a Note a copy of the Indenture.  Requests may be made to:

NorthWestern Corporation

125 S. Dakota Avenue, Suite 1100

Sioux Falls, South Dakota  57104

Attention:  Secretary

ASSIGNMENT FORM

To assign this Note, complete the form below:

I or we assign and transfer this Note to:

[Print or type assignee’s name, address and zip code]

[Insert assignee’s soc. sec. or tax I.D. No. ]

and irrevocably appoint ___________________ agent to transfer this Note on the books of NorthWestern Corporation.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the face of this Note.